[GRAPHIC OMITTED]                                  [GRAPHIC OMITTED]
CORPORATE INVESTOR RELATIONS             CONTACT: Robert M. Daugherty,
5333 - 15TH AVENUE SOUTH, SUITE 1500              President & CEO
SEATTLE, WA 98108                                 bdaugherty@humboldtbancorp.com
206.762.0993                                      916.783.2813
www.stockvalues.com                               Patrick J. Rusnak,
                                                  Chief Financial Officer
                                                  prusnak@humboldtbancorp.com
                                                  916.783.2812


================================================================================



 HUMBOLDT BANCORP SECOND QUARTER EARNINGS TOTAL $2.8 MILLION, OR $.22 PER SHARE
 ------------------------------------------------------------------------------


ROSEVILLE, CA - July 18, 2003 /PRNewswire/ - Humboldt Bancorp (Nasdaq: HBEK), today reported second quarter net income of $0.22 per diluted share, unchanged from the same period in 2002, and net income of $2.8 million. Net income from continuing operations for the second quarter of 2003 was also $0.22 per diluted share, a decrease of $0.02, or 8%, from the second quarter of 2002, which included an after-tax loss on discontinued operations of $276,000 related to the wind-down of Humboldt's leasing subsidiary. The second quarter 2003 results produced a return on average assets and average shareholders' equity of 1.03% and 12.0%, respectively.

For the six months ended June 30, 2003, net income was $24.7 million, or $1.92 per diluted share, and included a non-recurring after-tax gain of $18.6 million, or $1.44 per diluted share, related to the sale of Humboldt's proprietary merchant bankcard operations in March 2003. Excluding the impact of this non-recurring gain, diluted earnings per share for the first six months of 2003 were $0.48, an increase of 17% over the same period in 2002.

"The second quarter financial results reflect a moderately lower level of profitability, which was an expected result of the sale of our proprietary merchant bankcard business," remarked Robert M. Daugherty, President and Chief Executive Officer. "Our risk profile has been substantially lowered, and efforts to strengthen our community bank franchise and improve operating efficiency are producing tangible results. We have established goals and implemented initiatives to return Humboldt to historical performance levels - particularly in terms of ROA and ROE - within 18 to 24 months."

Net interest income for the second quarter of 2003 was $12.0 million, an increase of 6%, compared to $11.4 million for the same period in 2002. The net interest margin for the second quarter of 2003 was 4.99%, a decrease of 23 basis points from the same period in 2002 and down two basis points from the prior quarter. "With the Fed easing of 25 basis points in late June, we expect some additional margin compression during the next two quarters," remarked Patrick Rusnak, Chief Financial Officer. "We are approaching the point, like most other banks, where there is little pricing flexibility left on the deposit side of the balance sheet. This most recent cut will probably translate into a loss of 10 to 15 basis points in margin during the third quarter."

Non-interest income for the second quarter of 2003 was $2.6 million, a decrease of $4.7 million, or 64%, from the same period in 2002. This decrease is principally due to a reduction in merchant bankcard revenue resulting from the sale of the proprietary portfolio during March 2003 and a reduction in ATM service fees resulting from Humboldt's exit from the ATM business during the second quarter of 2002. Non-interest income for the second quarter of 2003 included non-recurring gains totaling $200,000 related to the recovery of a fraud loss recognized in 2002 and receipt of certain back fees related to third party ACH processing. For the six months ended June 30, 2003, non-interest income was $38.7 million, including a gain of $29.8 million related to the first quarter 2003 sale of Humboldt's proprietary merchant bankcard operations. Excluding this gain, non-interest income for the six months ended June 30, 2003 was $9.0 million, a decrease of 36% from the same period in 2002. This decrease is also principally attributable to the exit from the proprietary merchant bankcard and ATM funding lines of business.

Non-interest  expense for the second  quarter of 2003  totaled $9.9  million,  a decrease  of $3.8  million,  or 27%,  from the  second  quarter  of  2002.  This reduction in non-interest expense is principally attributable to reduced operating expenses resulting from the sale of the proprietary merchant bankcard business in March 2003, cost savings resulting from the consolidation of
Humboldt's bank charters (which was completed in June 2002) and lower compensation expense related to the accrual for certain employment contracts.
Non-interest expense for the second quarter of 2003 included $623,000 of compensation expense related to severance agreements for certain senior management positions which were eliminated during the second quarter. Annualized expense savings of approximately $450,000 are expected as a result of these changes. Also included in non-interest expense for the second quarter of 2003 was $80,000 of compensation expense related to certain stock options granted in 2002 that were subject to variable accounting. During the second quarter of

                                    (more)

HBEK 2Q03 Earnings Release
July 18, 2003
Page 2


2003, a reserve for fraud losses related to Humboldt's independent sales organization ("ISO") merchant bankcard portfolio was reversed, resulting in a reduction of non-interest expense of $576,000. This reversal was made in connection with the ongoing wind-down of ISO processing and in consideration of Humboldt's historical loss experience and the creditworthiness of the remaining ISOs. Humboldt's efficiency ratio for the second quarter of 2003 was 67.7%, a 530 basis point improvement from the same period in 2002.

The  effective  tax rate for the second  quarter of 2003 was 37.4%,  as compared with 29.0% for the same period in 2002. This increase is principally attributable to the increase in Humboldt's pre-tax income during the first quarter resulting from recognition of a gain on the sale of Humboldt's proprietary merchant bankcard business

Humboldt's outstanding loans as of June 30, 2003 were $765 million, an increase of $51 million, or 7%, compared to the prior year quarter end. Loan growth for the second quarter of 2003 was 5% on an annualized basis. "Although our loan growth is running below expectations, it is not necessarily a reflection of a significant slowdown in our markets," remarked Rusnak. "The competition - particularly large banks - are offering long-term fixed rates at levels that are very tough for a community bank to match, and we are consequently experiencing higher payoff levels. Our pipeline remains strong, and we still expect that annualized growth in the seven to ten percent range is achievable over the next few quarters, despite the rate competition." Total deposits at June 30, 2003 were $872 million, an increase of 9% over June 30, 2002. On May 19, 2003, Humboldt announced the signing of a definitive agreement for the sale of its Fresno branch to Bank of Visalia. This transaction, which is subject to regulatory approval, is expected to be completed during the third quarter of 2003 and will include approximately $9 million of deposits.

Non-performing assets at June 30, 2003 totaled $12.6 million, or 1.18% of total assets, at June 30, 2003, up from 0.31% at June 30, 2002 and 1.01% as of March 31, 2003. The increase in non-performing assets during the second quarter of 2003 is principally due to additional advances made to fund completion of a boutique hotel construction project. This project is now substantially completed and the loan is well-secured by real estate. No loss is expected on this loan, however, it will remain on non-accrual status until appropriate financial performance is achieved by the borrower. Approximately $2.7 million, or 22%, of the total non-performing loans as of June 30, 2003 are backed by U.S. government guarantees. Net charge-offs for the second quarter 2003 were $159,000, or 0.08% of average loans on an annualized basis. The loan loss provision annualized as a percentage of average loans for the second quarter of 2003 was 0.16% and the ratio of allowance for loan losses to total loans at June 30, 2003 was 1.59%, up 12 basis points from a year earlier and unchanged from March 31, 2003. The ratio of allowance to non-performing loans was 97% at June 30, 2003.

A cash dividend of $0.030 per share was paid on June 12, 2003, an increase of 20% over the prior quarter dividend level. Humboldt repurchased a total of 498,000 shares during the second quarter of 2003 at an average purchase price of $13.14 per share, and approximately 500,000 shares remain available under a second authorization that was originally announced in July 2002. Since February 2003, Humboldt has repurchased a total of 864,000 shares, or 7% of total shares outstanding as of December 31, 2002, at an average price of $12.61 per share. At June 30, 2003, total shareholders' equity was $94 million and tangible book value per share was $7.28. Humboldt's leverage ratio as of June 30, 2003 was 9.77%.

Humboldt Bancorp had total assets of approximately $1.1 billion as of June 30, 2003. Through its principal operating subsidiary, Humboldt Bank, it offers business and consumer banking services through 19 banking centers, including its Tehama Bank and Capitol Valley Bank divisions.

                             www.humboldtbancorp.com


This news release includes forward-looking statements, which management believes are a benefit to shareholders. These forward-looking statements describe Humboldt management's expectations regarding future events and developments, such as: future operating results, achieving historical returns on average assets and average equity, net anticipated interest margin for the year 2003,achieving annualized expense savings, credit losses, changes in market interest rates, achieving anticipated loan growth and the continued success of Humboldt's business plan. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition, discussions about risks and uncertainties are set forth from time to time in the Company's publicly available Securities and Exchange Commission filings. Humboldt undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                                 (tables follow)

HBEK 2Q03 Earnings Release
July 18, 2003
Page 3


Humboldt Bancorp
Selected Financial Results - Unaudited
(in thousands, except per share data)


                                                             Quarter Ended         Percent          Year-to-Date         Percent
                                                                                   Increase                             Increase
                                                             6/30/03     6/30/02  (Decrease)      06/30/03   06/30/02  (Decrease)
Summary of Operations
Interest income                                         $     15,602      15,802       -1%     $     31,136    31,209          0%
Interest expense                                               3,583       4,428      -19%            7,372     9,053        -19%
Net Interest Income                                           12,019      11,374        6%           23,764    22,156          7%
Provision for loan losses                                        314         642      -51%              903     1,088        -17%
Net interest income after provision                           11,705      10,732        9%           22,861    21,068          9%
Non-interest income                                            2,629       7,365      -64%           38,730    14,063        175%
Non-interest expense                                           9,923      13,679      -27%           22,078    27,079        -18%
Income before taxes                                            4,411       4,418        0%           39,513     8,052        391%
Income taxes                                                   1,648       1,281       29%           14,789     2,377        522%
Net income from continuing operations                          2,763       3,137      -12%           24,724     5,675        336%
Income (loss) on discontinued operations, net of tax               -        (276)       nm                -      (276)         nm
Net income                                              $      2,763       2,861        nm     $     24,724     5,399          nm

Period End Balances
Earning assets                                          $    950,423     891,263        7%     $    950,423   891,263          7%
Total loans                                                  765,442     714,078        7%          765,442   714,078          7%
Total assets                                               1,069,662     983,699        9%        1,069,662   983,699          9%
Total deposits                                               871,930     802,798        9%          871,930   802,798          9%
Total shareholders' equity                              $     93,515      69,737       34%     $     93,515    69,737         34%

Average Balances
Earning assets                                          $    965,238     873,297       11%     $    958,069   856,062         12%
Total loans                                                  763,900     697,253       10%          760,615   679,722         12%
Total assets                                               1,081,084     961,147       12%        1,059,454   954,505         11%
Total deposits                                               863,184     790,355        9%          850,859   787,565          8%
Total shareholders' equity                              $     92,486      67,280       37%     $     88,365    66,543         33%

Per Share Data
Basic earnings per share                                $       0.23        0.23        0%     $       2.00      0.43        365%
Diluted earnings per share                                      0.22        0.22        0%             1.92      0.41        368%
Basic earnings per share - continuing operations                0.23        0.25       -8%             2.00      0.45        344%
Diluted earnings per share - continuing operations      $       0.22        0.24       -8%     $       1.92      0.44        336%
Basic average shares outstanding                              12,193      12,386       -2%           12,382    12,448         -1%
Diluted average shares outstanding                            12,687      13,068       -3%           12,890    13,024         -1%
Book value per common share                             $       7.72        5.61       38%     $       7.72      5.61         38%
Tangible book value per common share                            7.28        5.03       45%             7.28      5.03         45%
Cash dividends declared                                 $      0.030       0.021       44%     $      0.055     0.021        162%
Leverage ratio                                                 9.77%       8.42%       16%            9.77%     8.42%         16%


                                     (more)

HBEK 2Q03 Earnings Release
July 18, 2003
Page 4

Humboldt Bancorp
Selected Financial Results - Unaudited
(in thousands, except per share date)


Performance Ratios
Return on average equity (ROE)*                                12.0%       17.1%      -30%            14.0%     16.4%        -14%
Return on average assets (ROA)*                                1.03%       1.19%      -14%            1.17%     1.14%          3%
Net interest margin                                            4.99%       5.22%       -4%            5.00%     5.22%         -4%
Efficiency*                                                    67.7%       73.0%       -7%            67.5%     74.8%        -10%

Asset Quality Data
Allowance for loan losses                                     12,134      10,468       16%           12,134    10,468         16%
Allowance to ending loans                                      1.59%       1.47%        8%            1.59%     1.47%          8%
Net charge-offs                                                  159         137       16%              383       385         -1%
Net charge-offs to average loans                               0.08%       0.08%        6%            0.10%     0.11%        -11%
Non-performing loans                                          12,523       2,888      334%           12,523     2,888        334%
Non-performing assets                                         12,611       3,083      309%           12,611     3,083        309%
Non-performing assets to total assets                          1.18%       0.31%      276%            1.18%     0.31%        276%
Provision for loan losses to average loans                     0.16%       0.37%      -55%            0.24%     0.32%        -26%
Allowance to non-performing loans                                97%        362%      -73%              97%      362%        -73%


*Excludes non-recurring gain and expenses related to sale of proprietary merchant bankcard operations..
nm - not meaningful





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